SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 12, 2018

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Director Resignation

On February 12, 2018, Matthew Drapkin informed the Board of Directors (the “Board”) of Intevac, Inc. (the “Company”) of his decision to resign from the Board effective immediately. His resignation was not due to any disagreements with the Company or any matter relating to its operations, policies or practices. Mr. Drapkin has been a valuable member of the Company’s Board since 2013.

(b) Appointment of Directors

On February 14, 2018, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Messrs. Kevin D. Barber, senior vice president and general manager of the Mobile Division of Synaptics, and Mark P. Popovich, chief executive officer of 3D Glass Solutions to the Board, effective as of February 14, 2018, and, effective upon the appointment of Messrs. Barber and Popovich to the Board, increased the size of the Board to six members. The Board appointed Mr. Barber to serve as a member of the Compensation Committee and Mr. Popovich to serve as a member of the Nominating and Corporate Governance Committee.

Messrs. Barber and Popovich are not a party to any arrangement or understanding pursuant to which Messrs. Barber and Popovich were selected as directors, nor are Messrs. Barber and Popovich a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Barber and Popovich will each receive an option grant of 25,000 shares as well as a $45,000 annual cash retainer for directors in accordance with the Company’s standard non-employee director compensation guidelines. In addition, Mr. Barber will receive an annual cash payment of $5,000 for serving on the Compensation Committee, and Mr. Popovich will receive an annual cash payment of $2,500 for serving on the Nominating and Governance Committee.

A copy of the press release issued by the Company announcing the appointment of Messrs. Barber and Popovich to the Board is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: February 16, 2018	/s/ JAMES MONIZ
James Moniz
Executive Vice President, Finance and Administration,
Chief Financial Officer and Treasurer